SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

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Check the appropriate box:
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         [ ]  Confidential, for use of the Commission Only (as permitted by Rule
              14a-6(e)(2))
         [ ]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ] Soliciting Material Pursuant to (ss.) 240.14a-11(c) or (ss.) 240.14a-12

                                Bexil Corporation
      --------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notes:

                                BEXIL CORPORATION

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                    Notice of Special Meeting of Stockholders

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To the Stockholders:

     Notice is hereby given that a Special Meeting of Stockholders of Bexil Corporation will be held at the American Stock Exchange, 86 Trinity Place, 14th Floor, New York, New York on [meeting date] at [8:30 a.m.], local time, for the following purpose:

1.   To approve the Bexil Corporation 2004 Incentive Compensation Plan.

     Stockholders of record at the close of business on [record date] are entitled to receive notice of and to vote at the meeting.

                                          By Order of the Board of Directors



                                          Monica Pelaez
                                          Secretary



New York, New York
[notice/proxy date]

    Please Vote Immediately by Signing and Returning the Enclosed Proxy Card.
       Delay may cause the Company to incur additional expenses to solicit votes for the meeting.

                                BEXIL CORPORATION

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

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                         Special Meeting of Stockholders
                            To Be Held [meeting date]

     This Proxy Statement, dated [notice/proxy date], is furnished in connection with a solicitation of proxies by Bexil Corporation to be voted at a Special Meeting of Stockholders of the Company to be held at the American Stock Exchange, 86 Trinity Place, 14th Floor, New York, New York on [meeting date] at [8:30 a.m.] and at any postponement or adjournment thereof for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. Stockholders of record at the close of business on [record date] are entitled to be present and to vote on matters at the meeting. Stockholders are entitled to one vote for each Company share held and fractional votes for each fractional Company share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy or by letter or telegram directed to the Company, which must indicate the stockholder's name. To be effective, such revocation must be received prior to the meeting. In addition, any stockholder who attends the meeting in person may vote by ballot at the meeting, thereby canceling any proxy previously given. As of the record date, the Company had [o] shares of common stock issued and outstanding. Stockholders of the Company will vote as a single class. It is estimated that these proxy materials will be mailed to stockholders of record on or about [mailing date]. The Company's principal executive offices are located at 11 Hanover Square, New York, New York 10005. Copies of the Company's most recent Annual and Semi-Annual Reports are available without charge upon written request to the Company at 11 Hanover Square, New York, New York 10005, or by calling toll-free 1-800-937-5449.

           PROPOSAL 1: TO APPROVE THE 2004 INCENTIVE COMPENSATION PLAN

     A proposal will be presented at the meeting to approve the Company's 2004 Incentive Compensation Plan, or the Plan, which was adopted by the Board of Directors on January 9, 2004, subject to approval by the stockholders of the Company. The complete text of the Plan is set forth in Appendix A to this proxy statement and stockholders are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix A.

     As previously announced, as of January 6, 2004 and pursuant to an order issued by the Securities and Exchange Commission, the Company has ceased to be an investment company under the Investment Company Act of 1940 (the "1940 Act"). As a result, the Company is no longer subject to the restrictions of the 1940 Act that had previously precluded the Company from adopting an equity-based compensation plan such as the Plan absent receipt of an exemptive order from the Securities and Exchange Commission. The Board believes, for the reasons described below, that adoption of the Plan is in the best interests of the Company and its stockholders.

Overview of the Plan

     Purpose and Eligibility. The Company believes the Plan will help it and its subsidiaries attract, retain, motivate and reward directors, executives and employees of the Company and its subsidiaries by providing them with the opportunity to earn incentive compensation directly linked to the long-term value of the Company's common stock. If the market value of the Company's common stock increases, these directors, executives and employees will receive value, as will the Company's stockholders. As of [o], 2004, the closing market price of Company common stock as quoted on The American Stock Exchange was $[o]. Under the terms of the Plan, all directors, executives and employees of the Company and its subsidiaries are eligible to participate in the Plan. Currently eight directors, officers and employees of the Company and over 500 officers and employees of York Insurance Services Group, Inc., a 50%-owned subsidiary of the Company, will be eligible to participate in the Plan, although currently the Committee does not intend to make grants to non-Company directors, officers, and employees.

     Administration. The Compensation Committee of the Board, or the Committee, will administer the Plan. In general, the Committee has full discretion to select participants, determine the type, terms and conditions of awards, and adopt rules and regulations for the proper administration of the Plan. The Committee may delegate certain of its duties, power and authority to the Company's officers. Currently, the Committee is comprised of three directors (Russell E. Burke III, Frederick A. Parker, Jr. and Douglas Wu), each of whom is both (i) a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the 1934 Act, and (ii) an "outside director" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

     Types of Awards. The Plan permits the Committee to grant the following types of performance-based compensation:

        o    non-qualified and incentive stock options;

        o stock appreciation rights (including freestanding and tandem stock appreciation rights), or SARs;

        o    restricted stock;

        o    deferred stock;

        o    bonus stock;

        o    dividend equivalents;

        o    annual incentive awards; and

        o    long-term performance awards.

     Each grant of performance-based compensation under the Plan is referred to individually as an "award" and, collectively, as "awards". The awards are described more fully below.

Shares Available

     Overall Limit. The Board of Directors has authorized reserving for issuance 20% of Company common stock outstanding as of the effective date of the Plan, plus 20% of the number of shares of Company common stock issued or delivered by the Company during the term of the Plan (excluding any issuance or delivery in connection with awards under the Plan). As of [o], 2004, there are [o] shares of Company common stock outstanding. The Committee may also adjust the number and kind of shares available for use in awards when certain corporate transactions occur. Shares covered by awards granted under the Plan that wholly or in part are not earned, or that expire or are forfeited, terminated, cancelled, settled in cash, payable solely in cash or exchanged for other awards, do not count toward the overall limit. The Committee also has the authority to give participants cash or other property in lieu of a stock-based award.

     Limit on Incentive Stock Options. "Incentive stock options" are options described in Section 422 of the Code, which provide certain tax advantages for participants who receive such options. Under the Plan, the Company may not grant incentive stock options for more than 20% of Company common stock outstanding as of the effective date of the Plan. The Company can only grant incentive stock options to individuals who at the time of grant are employees of the Company or a subsidiary. In addition, the aggregate fair market value (determined as of the date the option is granted) of the shares of Company common stock for which any participant may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed the maximum permitted under the Code (currently $100,000).

     Stock Award Limit. In each fiscal year, no individual may receive stock options, SARs, restricted stock, deferred stock, or any other type of award relating to, in each case, more than 1 million shares of Company common stock, subject to adjustment.

     Cash Award Limit. The Plan also limits the maximum dollar amount of cash awards that a participant may earn in a single year to $1 million.

Types of Awards Permitted by the Plan

     General. The Plan permits the grant of stock options, SARs, restricted stock, deferred stock, stock bonuses and other awards valued in whole or in part by reference to, or otherwise based on, Company common stock. Awards may be granted alone or in addition to, in tandem with, or in substitution or exchange for any other award.

     Stock Options. A stock option is the right to purchase one share of stock at a time in the future at a predetermined price. Stock options may be incentive stock options or non-qualified stock options. The exercise price of any stock option shall be determined by the Committee, provided that such exercise price shall not be less than the fair market value of a share of stock on the date of grant of the option. The Committee may adjust the price to reflect certain corporate actions or, if the option is granted in lieu of cash compensation, discount the exercise price by the amount of cash compensation the participant surrenders in order to receive the option.

     Stock options issued under the Plan will expire five years from the date of grant, or such shorter period as may be determined by the Committee. Although the Committee has the discretion to determine otherwise, the Committee expects that most stock options will vest at the end of a period commencing on the date of grant and ending on a date which is the sooner of three years from the date of grant date or three years from commencement of service to the Company, and if the optionee has more than three years of service on the date of grant, the options will vest immediately. All current directors, officers, and employees have more than three years of service. Unless the Committee provides otherwise, if a participant's employment is terminated

        o other than by reason of death or disability, the participant may exercise all or any part of his or her vested options within three months, but only if the participant resigns or retires and the Committee consents to the resignation or retirement, and the termination of employment is not for cause (as defined in the Plan);

        o for cause or the Committee does not consent, the right of the participant to exercise the option will terminate at the date of termination;

        o because of disability, the participant must exercise his or her vested options within one year; and

        o because of death, the participant's beneficiary must exercise the vested options within one year. In the event of a participant's death, the Committee may also, in its sole discretion, accelerate the right to exercise all or any part of an option that would not otherwise be exercisable.

In each case, no option may be exercised after the time when it would otherwise expire.

     Restricted Stock. The Plan permits the Committee to make grants of restricted shares of Company common stock. Restricted stock is stock given to a participant, usually without the participant having to make any payment in return, that is subject to restrictions on transferability, risk of forfeiture and other restrictions. A participant who receives restricted stock will have all the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends, unless the participant is limited by the terms of the Plan or any award agreement relating to the restricted stock.

     During the period of restriction, the participant may not sell, transfer, pledge, hypothecate, margin or otherwise encumber the restricted stock. Except as the Committee otherwise determines, if a participant's employment is terminated during the restriction period, the participant will forfeit the restricted stock which the Company will reacquire.

     SARs. SARs entitle a participant to receive the excess, if any, of the fair market value on the date of exercise over the exercise price of the SAR or, in the case of a tandem SAR granted in tandem with an option, the exercise price of the related stock option.

     The Committee will determine whether or not a SAR is granted as a tandem award (which is an award that is combined with another award, usually to provide an alternative form of compensation of comparable economic value), and any other terms and conditions of any SAR.

     Unless the Committee provides otherwise, SARs issued under the Plan will vest and otherwise have the same general terms as described for stock options above.

     Deferred Stock. A grant of deferred stock is the right to receive Company common stock, cash, or a combination of stock or cash at the end of a time period specified by the Committee. At the end of the deferral period or, if permitted by the Committee, at the time elected by the participant, the Company will deliver Company common stock (or cash having an equal value, or a combination of cash and stock) to the participant. Except as the Committee otherwise determines, if a participant's employment is terminated during the applicable deferral period, the participant will forfeit all deferred stock that is at that time subject to deferral (other than a deferral at the election of a participant).

     Bonus Stock. The Plan authorizes the Committee to grant Company common stock as a bonus, or to grant such stock or other awards in lieu of obligations to pay cash or deliver other property under the Plan or other plans or compensatory arrangements.

     Dividend Equivalents. Under the Plan, the Committee may grant dividend equivalents to a participant. Dividend equivalents entitle a participant to receive cash, Company common stock or other awards equal in value to dividends paid for a specified number of shares of Company common stock or other periodic payments.

     Annual Incentive Awards and Performance Awards. The Plan will permit the Committee to make annual incentive awards and performance awards. The Company may pay these awards in cash, Company common stock or other awards. The grant, exercise and/or settlement of such award will be contingent upon the achievement of pre-established performance goals, unless the Committee determines that a performance award or annual incentive award is not intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code.
Section 162(m) of the Code provides that compensation in excess of $1 million to certain officers of a public company is not deductible for income tax purposes unless it qualifies as "performance-based compensation".

     The Committee will establish a targeted level or levels of performance measured by one or more of the following general business criteria: earnings per share; revenues; increase in revenues; the excess of all or a portion of revenues over operating expenses (excluding expenses determined by the Committee at the time performance goals are established); cash flow; cash flow return on investment; return on net assets; return on assets; return on investment; return on capital; return on equity; economic value added; operating margin; net income; pretax earnings; pretax earnings before interest, depreciation, amortization and/or incentive compensation; pretax operating earnings; operating earnings; total stockholder return; performance of managed funds; increase in market share or assets under management; reduction in costs; increase in the fair market value of Company common stock; and any of the above goals as compared to the performance of the Standard & Poor's 500 Stock Index or the Standard & Poor's Small Cap Insurance Index. These performance goals are objective and seek to meet the requirements of Section 162(m) of the Code. The Committee will measure whether a participant has achieved a performance goal over a performance period of one year for an annual incentive award, or up to ten years for a performance award. The Committee may reduce the amount paid to a participant in connection with an annual incentive award or performance award, but may not increase the amount unless the Committee determines at the time of grant that the award is not intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code.

     Non-Employee Director Options. Under the Plan, the Company's non-employee directors will receive non-qualified stock options for Company common stock. The Company will grant an initial option for 1,000 shares of Company common stock
(i) to each non-employee director on the date the Company's stockholders approve the Plan and (ii) after approval by the Company's stockholders of the Plan, on the effective date of any other non-employee director's initial election to the Board. The Company will also grant an annual option for 1,000 shares of Company common stock to each non-employee director at the close of business on the date of the Company's annual stockholder meeting (which normally occurs in September of each year). These amounts are subject to adjustment for corporate transactions. These option awards are the only type of awards that non-employee directors of the Company are eligible to receive under the Plan.

     The exercise price per share of non-employee director options will be equal to 100% of the fair market value of a share of Company common stock on the date of grant and these options will expire at the earlier of (i) five years from the date of grant or (ii) three months after the date the non-employee director ceases to serve as a director of the Company for any reason. Non-employee director options will vest at the end of a period commencing on the date of grant and ending on a date which is the sooner of three years from the date of grant date or three years from commencement of service to the Company, and if the optionee has more than three years of service on the date of grant, the options will vest immediately. All current non-employee directors have more than three years of service.

Amendment

     The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant awards under the Plan without stockholder approval, except that any amendment or alteration to the Plan shall be subject to stockholder approval not later than the annual meeting next following such Board action if stockholder approval is required by state or federal law or regulation or the rules of any stock exchange on which the Company's stock is listed or quoted.

     The Committee may waive any conditions or rights under or amend, alter, suspend, discontinue or terminate any award granted. However, no Board or Committee action may materially and adversely affect the rights of participants under any previously granted and outstanding award without the consent of the affected participant.

Effectiveness and Term

     The Plan will become effective immediately upon approval by the Company's stockholders. Under the Plan, awards may not be granted after January 8, 2014.

     Section 162(m) of the Code generally requires stockholder approval of "qualified performance-based criteria" every five years so that all types of awards under the Plan qualify as "performance-based" compensation. Therefore, the Company expects to submit the Plan to stockholders for reapproval at the 2009 annual meeting. Subject to such stockholder reapproval, the Plan will remain in effect for an additional five year cycle.

Description of New Plan Benefits

     Because the Plan is new and would permit the Company to pay compensation on bases not previously permitted, the Company does not believe that it is possible to state the benefits which would have been received by or allocated to participants if the Plan had been in effect last year. The Company will not make final decisions on awards under the Plan until after the Company's stockholders approve the Plan.

Federal Income Tax Consequences

     The following discussion is only a summary of the principal federal income tax consequences to the Company and participants under present law and regulations, and does not cover all possible federal, state or local income tax consequences of benefits under the Plan.

     Incentive Stock Options. The grant of an incentive stock option will not result in any immediate tax consequences to the Company or the optionee. An optionee will not recognize taxable income, and the Company will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares acquired over the option price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee does not dispose of the shares acquired within one year after their receipt (and within two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will recognize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized. Upon such a disqualifying disposition, the Company will be entitled to a deduction in the same amount and at the same time as the optionee recognizes such taxable ordinary income.

     Non-qualified Stock Options. The grant of a non-qualified stock option will not result in any immediate tax consequences to the Company or the optionee. Upon the exercise of a non-qualified stock option, the optionee will recognize taxable ordinary income, and the Company will be entitled to a deduction, equal to the difference between the option price and the fair market value of the shares acquired at the time of exercise.

     Stock Appreciation Rights. The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to the Company or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares received will constitute taxable ordinary income to the grantee. The Company will be entitled to a deduction in the same amount and at the same time as the grantee recognizes such taxable ordinary income.

     Restricted Stock. An employee normally will not recognize taxable income upon an award of restricted stock, and the Company will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the employee will recognize taxable ordinary income in an amount equal to the fair market value of the shares at that time, plus the amount of any dividends and interest thereon to which the employee then becomes entitled. However, an employee may elect to recognize taxable ordinary income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. The Company will be entitled to a deduction in the same amount and at the same time as the employee recognizes income, subject to the limitations of Section 162(m) of the Code.

     Unrestricted Stock. An employee will recognize taxable ordinary income at the time of the receipt of unrestricted stock in an amount equal to the fair market value of the shares at that time. The Company will be entitled to a deduction in the same amount and at the same time as the employee recognizes income, subject to the limitations of Section 162(m) of the Code.

     Cash Awards. An employee will recognize taxable ordinary income at the time of the receipt of a cash award in the amount of the award. The Company will be entitled to a deduction in the same amount and at the same time as the employee recognizes income, subject to the limitations of Section 162(m) of the Code.

     Deferred Award. An award that is properly deferred will be taxable when actually or constructively received by the participant. The Company will be entitled to a deduction in the same amount and at the same time as the employee recognizes income, subject to the limitations of Section 162(m) of the Code.

     Annual Incentive Awards and Performance Awards. The designation of an award or grant as an Annual Incentive Award or Performance Award will not change the tax treatment described above to an employee who receives such an award or grant. Such a designation will, however, unless the Committee specifically determines otherwise, enable such award to qualify as performance-based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m) of the Code.

     Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award.

Vote Required and Board's Recommendation

     The affirmative vote of a majority of the shares of Company common stock validly cast at the meeting, a quorum being present, is necessary to approve the Plan. Unless otherwise instructed, properly executed proxies which are returned in a timely manner will be voted in favor of approval of the Plan.

       The Board of Directors recommends a vote FOR approval of the Plan.

                  STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the direct beneficial ownership of Company common stock as of the record date by (i) each director and executive officer and (ii) all directors and executive officers as a group.


Name of Director or Officer                            Number of Shares     Percent of Outstanding Shares
---------------------------                            ----------------     -----------------------------
Russell E. Burke III                                         None                        **
Frederick A. Parker, Jr.                                    391.00                       **
Bassett S. Winmill                                         7,541.36                      **
Thomas B. Winmill                                         45,272.00                     5.15%
Douglas Wu                                                   None                        **
Marion E. Morris                                             None                        **
Monica Pelaez                                                None                        **
William G. Vohrer                                            None                        **
                                                         ------------                --------
Total shares held by directors and officers               53,204.36                     6.05%
                                                          =========                     =====

--------------------------------------------
** Less than 1% of the outstanding shares.

     To the knowledge of the management of the Company, the following stockholders beneficially owned 5% or more of the outstanding shares of Company common stock according to their Schedules 13D filed on July 3, 2003 and October 8, 2003:

                                                                         Approximate Percentage of the
Name and Address                                  Common Stock         Company's Total Outstanding Shares
----------------                                  ------------         ----------------------------------
Thomas B. Winmill*                               45,272.00 shares                     5.15%
11 Hanover Square
New York, New York 10005

Investor Service Center, Inc.                   222,672.14 shares                    25.32%
11 Hanover Square
New York, New York 10005

Winmill & Co. Incorporated **                   222,672.14 shares                    25.32%
11 Hanover Square
New York, New York 10005

Bassett S. Winmill***                           230,213.50 shares                    26.17%
11 Hanover Square
New York, New York 10005



--------------------------------------------------------------------------

* Thomas B. Winmill has indirect beneficial ownership of 26,712.00 of these shares held by his spouse and sons. Mr. Winmill disclaims ownership of the shares held by his spouse and sons.

** Winmill & Co. Incorporated has indirect beneficial ownership of these shares, as a result of its status as a controlling person of Investor Service Center, Inc., the direct beneficial owner.

*** Bassett S. Winmill has indirect beneficial ownership of 222,672.14 of these shares, as a result of his status as a controlling person of Winmill & Co. Incorporated and Investor Service Center, Inc., the direct beneficial owner. Mr. Winmill disclaims beneficial ownership of the shares held by Investor Service Center, Inc.

                                  COMPENSATION

Summary Compensation Table

     The following table sets forth compensation for the fiscal years ended December 31, 2003, 2002 and 2001 received by the Company's Chief Executive Officer. No other executive officer of the Company serving at the end of fiscal year 2003 had total annual salary and bonus in fiscal year 2003 in excess of $100,000.

                                                                                                All Other
                                                      Annual Compensation                      Compensation
                                  -----------------------------------------------------------  ------------
             Name and                                                        Other Annual
        Principal Position         Year         Salary           Bonus       Compensation
        -----------------          ----         ------           -----       ------------
    Thomas B. Winmill              2003        $250,000         $30,000           $0               $0
        President and Chief        2002         150,000         200,000            0                0
        Executive Officer          2001          62,500               0            0                0


     The Company currently has no bonus, pension, profit-sharing, retirement plans, or employment agreements.

Compensation Committee Report on Executive Compensation

     The compensation committee of the board of directors makes decisions on compensation of the Company's executives. The compensation committee establishes the compensation of Thomas B. Winmill, Chief Executive Officer, based on its evaluation of Mr. Winmill's performance. It establishes the compensation of the other officers of the Company in consultation with Mr. Winmill. The full board of directors reviews all decisions by the compensation committee relating to the compensation of all the Company's officers.

     The Company's executive compensation program reflects the philosophy that compensation should reward executives for outstanding individual performance and, at the same time, align the interests of executives closely with those of stockholders. To implement that philosophy, the Company offers each of its executives a combination of base salary and annual cash bonuses. Through this compensation structure, the Company aims to reward above-average corporate performance and recognize individual initiative and achievements.

     If the Plan is approved, the Compensation Committee intends to consider the grant of stock options and other equity based awards in connection with the compensation of Company executives.

                Russell R. Burke

                Frederick A. Parker, Jr.

                Douglas Wu


Directors' Compensation

     Currently, the Company pays its non-employee directors an annual retainer of $1,250, and a per meeting fee of $1,562.50, and reimburses them for their meeting expenses. The Company also pays such directors $250 per special telephonic meeting attended and per committee meeting attended.

     The aggregate amount of compensation paid to each non-employee director by the Company for the year ended December 31, 2003, was as follows:


                                                                                Aggregate Compensation
Name of Director                                  Position                         From the Company
----------------                                  --------                      ----------------------
Russell E. Burke III                          Director (a) (b)                          $9,000
Frederick A. Parker, Jr.                      Director (a) (b)                          $9,000
Douglas Wu                                    Director (a) (b)                          $9,000


-------------------------------------------
(a)  Member of Compensation Committee
(b)  Member of Audit Committee

                     PERFORMANCE GRAPH OF COMPANY'S RETURNS

     The chart includes information about the Company during the period in which the Company was operating as a registered investment company seeking total return, although in January 2002 it began operating an insurance services business and effective January 6, 2004 the Company's registration as an investment company ceased. Accordingly, the chart sets forth a comparison of the Company's total return with the annual return of (i) all closed-end funds ("Closed-End Funds") reported by Morningstar, Inc. at December 31, 2003; (ii) the S&P Small Cap Insurance Index; and (iii) the S&P 500 Index. The chart is based on an investment of $100 on December 31, 1998, and assumes that all dividends and capital gain distributions were reinvested. The chart is not an indicator of the future performance of the Company. Thus, it should not be used to predict the future performance of the Company's stock.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

                                12/31/98  12/31/99  12/31/00  12/29/01  12/31/02  12/31/03
BEXIL CORPORATION                 $100     $75.76    $76.80    $95.75   $109.33   $167.09

CLOSED-END FUNDS                   100     108.21    114.27    116.67    121.38    144.53

S&P SMALLCAP INS INDEX             100      73.50    109.49     85.40     80.10    106.45

 S&P 500 INDEX                     100     121.08    110.10     97.04     75.67     97.38

                             ADDITIONAL INFORMATION

     At the meeting, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting is sufficient to constitute a quorum. In the event that a quorum is not present at the meeting, or if a quorum is present but sufficient votes to approve a proposal are not received, the chair of the meeting may adjourn the meeting to a later date and time not more than 120 days after the original record date without any other notice other than announcement at the meeting. A stockholder vote may be taken for one or more proposals prior to any adjournment if sufficient votes have been received for approval. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Company on a particular matter with respect to which the broker or nominee does not have discretionary power) or is marked with an abstention (collectively, "abstentions"), the Company's shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast" on an issue.

     In addition to the use of the mails, proxies may be solicited personally, by telephone, or by other means, and the Company may pay persons holding its shares in their names or those of their nominees for their expenses in sending soliciting materials to their beneficial owners. The Company will bear the cost of soliciting proxies. In addition, the Company will retain N.S. Taylor & Associates, Inc., 131 South Stagecoach Road, P.O. Box 358, Atkinson, ME 04426 to solicit proxies on behalf of its Board for a fee estimated at $5,000 plus expenses, primarily by contacting stockholders by telephone and mail. Authorizations to execute proxies may be obtained by telephonic instructions in accordance with procedures designed to authenticate the stockholder's identity. In all cases where a telephonic proxy is solicited, the stockholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer identification number (in the case of an entity) or other identifying information and the number of shares owned and to confirm that the stockholder has received the Company's Proxy Statement and proxy card in the mail. Within 48 hours of receiving a stockholder's telephonic voting instructions and prior to the meeting, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder's instructions and to provide a telephone number to call immediately if the stockholder's instructions are not correctly reflected in the confirmation. Stockholders requiring further information with respect to telephonic voting instructions or the proxy generally should contact the Company's proxy solicitor, N.S. Taylor & Associates, Inc., 131 South Stagecoach Road, P.O. Box 358, Atkinson, ME 04426 at 1-866-794-2200. Any stockholder giving a proxy may revoke it at any time before it is exercised by submitting to the Company a written notice of revocation or a subsequently executed proxy or by attending the meeting and voting in person.

                 SUBMISSION DEADLINES FOR STOCKHOLDER PROPOSALS

     The deadline for submitting stockholder proposals for inclusion in the Company's proxy statement and form of proxy for the Company's next annual meeting is April 3, 2004, pursuant to Rule 14a-8(e)(2) under the 1934 Act. Pursuant to Rule 14a-5(e)(2) under the 1934 Act, notice of a stockholder proposal or nomination submitted outside the processes of Rule 14a-8 under the 1934 Act is considered untimely unless received no earlier than May 3, 2004 nor later than June 2, 2004, as established by the Company's By-laws. In addition, for a nomination to be made by a stockholder or for any other business to be properly brought before the annual meeting by a stockholder, such stockholder must give timely notice thereof in proper written form to the Secretary of the Company in the manner set forth in the Company's By-laws. As of the date hereof, the Company's By-laws provide that to be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) calendar days and not more than ninety (90) calendar days prior to the anniversary date of the mailing date of the notice of the preceding year's annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
(30) calendar days before or sixty (60) calendar days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the sixtieth (60) calendar day prior to such annual meeting or the tenth (10th) calendar day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. For purposes of that provision, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations thereunder) of the 1934 Act.

                         NOTICE TO BANKS, BROKER/DEALERS
                     AND VOTING TRUSTEES AND THEIR NOMINEES

     Please advise the Company's proxy solicitor, N.S. Taylor & Associates, Inc., 131 South Stagecoach Road, P.O. Box 358, Atkinson, ME 04426 at 1-866-794-2200 whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of this proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

              It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend the meeting in person are urged to complete, sign, date and return the enclosed proxy card in the enclosed stamped envelope in order to avoid unnecessary expense.

================================================================================


BEXIL CORPORATION

2004 Incentive Compensation Plan

TABLE OF CONTENTS



        Page

1.      Purpose..

2.      Definitions

3.      Administration

(a)     Authority of the Committee

(b)     Manner of Exercise of Committee Authority

(c)     Limitation of Liability

4.      Stock Subject to Plan.

(a)     Overall Number of Shares of Bexil Stock Available for Delivery

(b)     Application of Limitation to Grants of Awards

(c)     Availability of Shares Not Delivered under Awards

5.      Eligibility; Per-Person Award Limitations

6.      Specific Terms of Awards.

(a)     General

(b)     Options

(c)     Stock Appreciation Rights

(d)     Restricted Stock

(e)     Deferred Stock

(f)     Bonus Stock and Awards in Lieu of Obligations

(g)     Dividend Equivalents

(h)     Annual Incentive and Performance Awards

7.      Certain Provisions Applicable to Awards.

(a)     Stand-Alone, Additional, Tandem and Substitute Awards

(b)     Term of Awards

(c)     Form and Timing of Payment under Awards; Deferrals

(d)     Exemptions from Section 16(b) Liability

(e)     General Terms Relating to Awards.

8.      Performance and Annual Incentive Awards.

(a)     Performance Conditions

(b)     Performance Awards Granted to Designated Covered Employees

(c)     Annual Incentive Awards Granted to Designated Covered Employees

(d)     Written Determinations

(e)     Status of Section 8(b) and Section 8(c) Awards under Code Section 162(m)

9.      Options Granted Automatically to Non-Employee Directors.

(a)     Initial Option Grants

(b)     Annual Option Grants

(c)     Number of Shares Subject to Automatic Option Grants

(d)     Other Non-Employee Director Initial and Annual Option Terms

(e)     Method of Exercise

(f)     Availability of Shares

10.     General Provisions.

(a)     Compliance with Legal and Other Requirements

(b)      Limits on Transferability; Beneficiaries

(c)     Adjustments

(d)     Taxes

(e)     Changes to the Plan and Awards

(f)     Limitation on Rights Conferred under the Plan

(g)     Unfunded Status of Awards, Creation of Trusts

(h)     Nonexclusivity of the Plan

(i)     Payments in the Event of Forfeitures; Fractional Shares

(j)     Governing Law

(k)     Plan Effective Date and Shareholder Approval

1. Purpose. The purpose of this 2004 Incentive Compensation Plan (the "Plan") is to assist Bexil Corporation ("Bexil") in attracting, retaining, motivating and rewarding high-quality executives, employees and other Eligible Persons (as defined below) who provide services to Bexil and/or its Subsidiaries (as defined below), enabling such persons to acquire or increase a proprietary interest in Bexil in order to strengthen the mutuality of interests between such persons and shareholders of Bexil and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of Bexil. Adoption of the Plan and the grant of Awards in accordance with the terms of the Plan have been determined by the Board of Directors of Bexil to be in the best interests of Bexil and its shareholders.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

     (a) "Annual Incentive Award" means an Award granted to a Participant which is conditioned upon satisfaction, during a period not in excess of one year, of performance criteria established by the Committee.

     (b) "Award" means any Option, SAR, Restricted Stock, Deferred Stock, Bexil Stock granted as a bonus or in lieu of another award, Dividend Equivalent, other stock-based award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

     (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

     (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant's estate.

     (e) "Bexil Stock" means common stock, par value $.01 per share, of Bexil and such other securities as may be substituted (or resubstituted) for Bexil Stock pursuant to Section 10(c) hereof.

     (f)  "Board" means Bexil's Board of Directors.

     (g) "Cause" means termination for, as determined by the Committee in its sole discretion, (i) dishonest or fraudulent conduct relating to Bexil or any of its Subsidiaries or their businesses; (ii) conviction of any felony that involves moral turpitude or otherwise reflects on Bexil or any of its Subsidiaries in a significantly adverse way; or (iii) gross neglect by the Participant in the performance of his or her duties as an employee or director, or any material breach by a Participant under any employment agreement with Bexil or any of its Subsidiaries.

     (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     (i) "Committee" means the Compensation Committee of the Board, or such other committee of two or more Non-Employee Directors designated by the Board to administer the Plan; provided, however, that the Committee shall consist solely of two or more directors, each of whom shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and (ii) an "outside director" as defined under Code Section 162(m) unless administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under Code Section 162(m).

     (j) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

     (k) "Deferred Stock" means a right, granted to a Participant under Section 6(e) hereof, to receive Bexil Stock, cash or a combination thereof at the end of a specified deferral period.

     (l) "Disability" means any physical or mental impairment or disability that prevents a Participant from performing the duties of his or her employment and that is expected to be of permanent duration. A determination of whether a Participant is disabled shall be made by a licensed physician appointed by the Committee.

     (m) "Disability Date" means the date that is 120 days after the date on which a Participant is first absent from active employment with Bexil (or any of its Subsidiaries) by reason of a Disability.

     (n)  "Dividend Equivalent" means a right, granted to a Participant under
          Section 6(g), to receive cash, Bexil Stock, or other Awards equal in value to dividends and capital gain distributions paid with respect to a specified number of shares of Bexil Stock, or other periodic payments.

     (o) "Effective Date" means the date on which Bexil shareholders approve the adoption of the Plan.

     (p) "Eligible Persons" means each Executive Officer or director of Bexil and other officers and employees of Bexil or any of its Subsidiaries; provided, however, that a director of Bexil who is not an officer or employee of Bexil or any of its Subsidiaries shall be treated as an Eligible Person only for purposes of Awards made pursuant to Section 9 hereof. An employee on leave of absence may be considered as still in the employ of Bexil or any of its Subsidiaries for purposes of eligibility for participation in the Plan. In addition, a person who has been offered employment by Bexil or any of its Subsidiaries or agreed to become a director of Bexil is eligible to be granted an Award under the Plan; provided, however, that such Award shall be canceled if such person fails to commence such employment or service as a director, and no payment of value may be made in connection with such Award until such person has commenced such employment or service.

     (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

     (r) "Executive Officer" means an executive officer of Bexil as defined under the Exchange Act.

     (s) "Fair Market Value" means the fair market value of Bexil Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Bexil Stock shall be equal to the closing sale price of Bexil Stock as reported on the American Stock Exchange or such other national securities exchange or automated inter-dealer quotation system on which Bexil Stock has been duly listed and approved for quotation and trading on the relevant date, or if no sale of Bexil Stock is reported for such date, the next preceding day for which there is a reported sale.

     (t) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code
          Section 422 or any successor provision thereto.

     (u) "Non-Employee Director" means a director of Bexil who is not, at the time an Option is to be granted under Section 9(a) or (b), or during the time he or she is a member of the Committee, an employee of Bexil.

     (v) "Non-Employee Director Annual Option" means an Option to purchase the number of shares of Bexil Stock specified in or under Section 9(b) and
          (c), subject to adjustment as provided in Section 10(c), granted to a Non-Employee Director.

     (w) "Non-Employee Director Initial Option" means an Option to purchase the number of shares of Bexil Stock specified in or under Section 9(a) and
          (c), subject to adjustment as provided in Section 10(c), granted to a Non-Employee Director.

     (x) "Non-Employee Director Option" means either a Non-Employee Director Annual Option or a Non-Employee Director Initial Option, or both, as the case may be.

     (y) "Option" means a right, granted to a Participant under Section 6(b) hereof, to purchase Bexil Stock or other Awards at a specified price during specified time periods.

     (z) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

     (aa) "Performance Award" means an Award granted to a Participant which is conditioned upon satisfaction, during a period in excess of one year but in no event more than ten years, of performance criteria established by the Committee.

     (bb) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

     (cc) "Restricted Stock" means Bexil Stock granted to a Participant under
          Section 6(d) hereof that is subject to certain restrictions and to a risk of forfeiture.

     (dd) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     (ee) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

     (ff) "Subsidiary" means (i) any corporation or other entity in which Bexil, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity and (ii) any corporation or other entity in which Bexil has a significant equity interest and which the Committee has determined to be considered a Subsidiary for purposes of the Plan.

3.   Administration.

     (a) Authority of the Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Other provisions of the Plan notwithstanding, the Board shall perform the functions of the Committee for purposes of interpreting or otherwise administering automatic grants to Non-Employee Directors pursuant to
          Section 9.

     (b) Manner of Exercise of Committee Authority. Any action of the Committee shall be final, conclusive and binding on all persons, including Bexil, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of Bexil or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule l6b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of Bexil and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

     (c) Limitation of Liability. The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it or him or her by any officer or employee of Bexil, Bexil's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of Bexil acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made, or not taken or made, in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by Bexil with respect to any such action or determination.

4.   Stock Subject to Plan.

     (a) Overall Number of Shares of Bexil Stock Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Bexil Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 20% of the number of outstanding shares of Bexil Stock as of the Effective Date, plus
          (ii) 20% of the number of shares of Bexil Stock issued or delivered by Bexil during the term of the Plan (excluding any issuance or delivery in connection with Awards, or any other compensation or benefit plan of Bexil); provided, however, that the total number of shares of Bexil Stock with respect to which ISOs may be granted shall in no event exceed 20% of the total number of authorized shares of Bexil Stock as of the Effective Date. Any shares of Bexil Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

     (b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Bexil Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Bexil Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Bexil Stock remaining available for grant under the Plan. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Bexil Stock actually delivered differs from the number of shares previously counted in connection with an Award.

     (c) Availability of Shares Not Delivered under Awards. Shares of Bexil Stock subject to an Award under the Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to any Award and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to the maximum number of shares of Bexil Stock available for Awards under the Plan, in each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 1,000,000 shares of Bexil Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) and 6(h). For purposes of applying the foregoing limitation to Sections 6(b) and 6(c), any Option or SAR that is canceled shall be treated as remaining outstanding, and any amendment to an Option or SAR that reduces the exercise or grant price (other than customary anti-dilution adjustments) shall be treated as the cancellation of the original Option or SAR and the issuance of a new Option or SAR. In addition, the maximum cash Award that may be earned under the Plan pursuant to Section 6(h) in respect of any fiscal year shall be $1,000,000, determined on an annualized basis in the case of a Performance Award. 6. Specific Terms of Awards.

     (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of the Maryland General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (i) Exercise Price. The exercise price per share of Bexil Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Bexil Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

          (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash or Bexil Stock, and the methods by or forms in which Bexil Stock will be delivered or deemed to be delivered to Participants.

          (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification of the Participant's ISO. No grant of an ISO to any one Participant shall cover a number of shares of Bexil Stock whose aggregate Fair Market Value (determined on the date the Option is granted), together with the aggregate Fair Market Value (determined on the respective date of grant of any ISO) of the shares of Bexil Stock covered by any ISOs which have been previously granted under the Plan or any other plan of Bexil or any of its Subsidiaries and which are exercisable for the first time during the same calendar year, exceeds $100,000 (or such other amount as may be fixed as the maximum amount permitted by Code Section 422(d)).

     (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

          (i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive consideration (the form of which will be determined pursuant to Section 6(c)(ii) below), upon exercise thereof, equal to the excess of (A) the Fair Market Value of one share of Bexil Stock on the date of exercise over
               (B) the grant price of the SAR as determined by the Committee at the time of grant.

          (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Bexil Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

     (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

          (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by Bexil; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

          (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that Bexil retain physical possession of the certificates and that the Participant deliver a stock power to Bexil, endorsed in blank, relating to the Restricted Stock.

          (iv) Dividends, Capital Gain Distributions and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends or capital gain distributions paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock. Unless otherwise determined by the Committee, Bexil Stock distributed in connection with a stock split, stock dividend or capital gain distribution, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Bexil Stock or other property has been distributed.

     (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Bexil Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

          (i) Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Stock may be satisfied by delivery of Bexil Stock, cash equal to the Fair Market Value of the specified number of shares of Bexil Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

          (iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Bexil Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Bexil Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

          (iv) Notwithstanding any other provision of the Plan to the contrary, no deferral will be permitted if it will result in the Plan becoming an "employee pension benefit plan" under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

     (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Bexil Stock as a bonus, or to grant Bexil Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to
          Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Bexil Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Bexil Stock or Awards granted under this Section 6(f) shall be subject to such other terms as shall be determined by the Committee.

     (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Bexil Stock, or other Awards equal in value to dividends paid with respect to a specified number of shares of Bexil Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Bexil Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

     (h) Annual Incentive and Performance Awards. The Committee is authorized to make Annual Incentive Awards and Performance Awards payable in cash, Bexil Stock, or other Awards, on terms and conditions established by the Committee, subject to Section 8 in the event of Annual Incentive Awards or Performance Awards intended to qualify as "performance-based compensation" for purposes of Code Section 162(m).

7.   Certain Provisions Applicable to Awards.

     (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of Bexil, any Subsidiary, or any business entity to be acquired by Bexil or any Subsidiary, or any other right of a Participant to receive payment from Bexil or any Subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of Bexil or any Subsidiary or any business entity to be acquired by Bexil or any Subsidiary, in which the value of Bexil Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Bexil Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

     (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of five years after the date of grant.

     (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by Bexil upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Bexil Stock, or other Awards, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Bexil Stock in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events. Installment or deferred payments may be required by the Committee to the extent necessary to qualify payments for deductibility under Code Section 162(m), or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Bexil Stock. Any payments mandatorily deferred by the Committee to qualify such payments for deductibility under Code Section 162(m) shall include a reasonable rate of interest.

     (d) Exemptions from Section 16(b) Liability. It is the intent of Bexil that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

     (e)  General Terms Relating to Awards.

          (i) Vesting. Unless the Committee provides otherwise at the time of grant or by amendment, an Option, SAR, grant of Restricted Stock or Deferred Stock will become exercisable or settleable, as the case may be, at the end of a period commencing on the date of grant and ending on a date which is the sooner of three years from the date of grant date or three years from commencement of service to the Company, and if the grantee has more than three years of service on the date of grant, the grant will vest immediately, subject to the Participant's continued employment with Bexil.

          (ii) Term of Awards. Except as provided in Section 7(e)(iii) below and unless the Committee provides otherwise at the time of grant or by amendment, an Option or SAR will have a maximum term of five years after the date of grant.

          (iii) Termination of Employment.

               (A) Unless the Committee provides otherwise at the time of grant or by amendment, upon a Participant's termination of employment other than by reason of death or Disability, the Participant may, within three months from the date of such termination of employment, exercise all or any part of his or her Options or SARs as were exercisable at the date of termination of employment but only if (x) the Participant resigns or retires and the Committee consents to such resignation or retirement and (y) such termination of employment is not for Cause. If such termination of employment is for Cause or the Committee does not so consent, the right of such Participant to exercise such Options or SARs shall terminate at the date of termination of employment. In no event, however, may any Option or SAR be exercised after the time when it would otherwise expire.

               (B) Disability. Unless the Committee provides otherwise at the time of grant or by amendment, upon a Participant's Disability Date, the Participant may, within one year after the Disability Date, exercise all or a part of his or her Options or SARs that were exercisable upon such Disability Date. In no event, however, may any Option or SAR be exercised after the time when it would otherwise expire.

               (C) Death. Unless the Committee provides otherwise at the time of grant or by amendment, in the event of the death of a Participant while employed by Bexil, or prior to the expiration of the Option or SAR as provided in Section 7(e)(iii)(B) above, to the extent all or any part of the Option or SAR was exercisable as of the date of the Participant's death, the right of the Participant's Beneficiary to exercise the Option or SAR shall expire upon the expiration of one year from the date of the Participant's death (but in no event more than one year from the Participant's Disability Date) or on the stated termination date of the Option or SAR, whichever is earlier. In all other cases of death following a Participant's termination of employment, the Participant's Beneficiary may exercise the Option or SAR within the remaining time, if any, provided in Section 7(e)(iii)(A) above. In the event of the Participant's death, the Committee may, in its sole discretion, accelerate the right to exercise all or any part of an Option or SAR that would not otherwise be exercisable.

     (iv) Expiration of Unvested Options. Unless the Committee provides otherwise at the time of grant or by amendment, and subject to Section 7(e)(iii)(C), to the extent all or any part of an Option or SAR was not exercisable as of the date of a Participant's termination of employment, such right shall expire at the date of such termination of employment.

8.   Performance and Annual Incentive Awards.

     (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions; provided, however, that all Performance Awards and Annual Incentive Awards shall comply with the requirements of Sections 8(b) and 8(c) hereof unless the Committee specifically determines at the time of grant that such Award is not intended to qualify as "performance-based compensation" under Code Section 162(m).

     (b) Performance Awards Granted to Designated Covered Employees. Unless the Committee determines that a Performance Award is not intended to qualify as "performance-based compensation" for purposes of Code
          Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this
          Section 8(b).

          (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

          (ii) Business Criteria. One or more of the following business criteria for Bexil, on a consolidated basis, and/or for specified Subsidiaries or business units of Bexil (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; increase in revenues; the excess of all or a portion of revenues over operating expenses (excluding expenses determined by the Committee at the time performance goals are established);
               (3) cash flow; (4) cash flow return on investment; (5) return on net assets; return on assets; return on investment; return on capital; return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation, amortization and/or incentive compensation; pretax operating earnings; operating earnings; (9) total shareholder return; (10) performance of managed funds; (11) increase in market share or assets under management; (12) reduction in costs; (13) increase in the Fair Market Value of Bexil Stock; and (14) any of the above goals as compared to the performance of the Standard & Poor's 500 Stock Index or the Standard & Poor's Small Cap Insurance Index. One or more of the foregoing business criteria shall also be used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

          (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

          (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring the performance of Bexil, any Subsidiary and/or any business unit of Bexil in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria, provided that the amount of the Performance Award pool can be determined by an independent third party in possession of all the relevant facts.

          (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Bexil Stock or other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

     (c) Annual Incentive Awards Granted to Designated Covered Employees. Unless the Committee determines that an Annual Incentive Award is not intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this
          Section 8(c).

          (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of Bexil, any Subsidiary and/or any business unit of Bexil in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria, provided that the amount of the Annual Incentive Award pool can be determined by an independent third party in possession of all the relevant facts.

          (ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under
               Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in
               Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee.

          (iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Awards payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Awards otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award. Settlement of Annual Incentive Awards shall be in cash, Bexil Stock or other Awards, in the discretion of the Committee.

     (d) Written Determinations. All determinations made by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under
          Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). No Performance Award or Annual Incentive Award intended to quality under Code Section 162(m) shall be paid until the Committee has certified in writing that the applicable performance goals have been achieved. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

     (e) Status of Section 8(b) and Section 8(c) Awards under Code Section 162(m). It is the intent of Bexil that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean any Eligible Person who receives a Performance Award or an Annual Incentive Award unless the Committee determines, at the time of grant, that such Award is not intended to qualify as "performance-based compensation" for purposes of Code Section 162(m). If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9.   Options Granted Automatically to Non-Employee Directors.

     (a) Initial Option Grants. A Non-Employee Director Initial Option will be automatically granted (i) to each Non-Employee Director upon approval of the Plan by Bexil's shareholders and (ii) after approval of the Plan by Bexil's shareholders, at the effective date of any other director's initial election to the Board if he or she qualifies as a Non-Employee Director at that date.

     (b) Annual Option Grants. A Non-Employee Director Annual Option will be automatically granted, at the close of business on the date of final adjournment of each annual meeting of Bexil's shareholders, to each member of the Board who then qualifies as a Non-Employee Director. The foregoing notwithstanding, any person who has been automatically granted a Non-Employee Director Initial Option under Section 9(a) shall not be automatically granted a Non-Employee Director Annual Option at the first annual meeting of shareholders following such grant of the Initial Option if such annual meeting takes place within three months after the effective date of such grant of the Initial Option.

     (c) Number of Shares Subject to Automatic Option Grants. The number of shares of Bexil Stock to be subject to each Non-Employee Director Initial Option shall be 1,000, and the number of shares of Bexil Stock to be subject to each Non-Employee Director Annual Option shall be 1,000, in each case subject to adjustment as provided in Section 10(c).

     (d) Other Non-Employee Director Initial and Annual Option Terms. Other terms of Non-Employee Director Options shall be as follows:

          (i) The exercise price per share of Bexil Stock purchasable upon exercise of any Non-Employee Director Option will be equal to 100% of the Fair Market Value of a share of Bexil Stock on the date of grant of the Option.

          (ii) A Non-Employee Director Option will expire at the earlier of (A) five years after the date of grant or (B) three months after the date the Participant ceases to serve as a director of Bexil for any reason.

          (iii) Each Non-Employee Director Option will become exercisable at the end of a period commencing on the date of grant and ending on a date which is the sooner of three years from the date of grant date or three years from commencement of service to the Company, and if the optionee has more than three years of service on the date of grant, the options will vest immediately.

     (e) Method of Exercise. Unless the Committee provides otherwise at the time of grant or by amendment, a Participant may exercise a Non-Employee Director Option, in whole or in part, at such time as it is exercisable and prior to its expiration, by giving written notice of exercise to the Secretary of Bexil, specifying the Option to be exercised and the number of shares to be purchased, and paying in full the exercise price in cash (including by check) or by surrender of shares of Bexil Stock already owned by the Participant having a Fair Market Value at the time of exercise equal to the exercise price, or by a combination of cash and shares.

     (f) Availability of Shares. If an automatic grant of Options authorized under Section 9(a) or (b) cannot be made in full due to the limitation set forth in Section 4(a), such grant shall be made (together with other automatic grants to occur at the same time) to the greatest extent then permitted under Section 4(a).

10.  General Provisions.

     (a) Compliance with Legal and Other Requirements. Bexil may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Bexil Stock or payment of other benefits under any Award until completion of such registration or qualification of such Bexil Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Bexil Stock or other securities of Bexil are listed or quoted, or compliance with any other obligation of Bexil, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Bexil Stock or payment of other benefits in compliance with applicable laws, rules and regulations, listing requirements or other obligations.

     (b) Limits on Transferability; Beneficiaries. Unless the Committee provides otherwise at the time of grant or by amendment, no Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than Bexil or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant to facilitate estate planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

     (c) Adjustments. In the event that any dividend, capital gain distribution or other distribution (whether in the form of cash, Bexil Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Bexil Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Bexil Stock which may be delivered in connection with Awards (including ISOs) granted thereafter, (ii) the number and kind of shares of Bexil Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Bexil Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and any Performance Award pool or performance goals relating thereto, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting Bexil, any Subsidiary or any business unit, or the financial statements of Bexil or any Subsidiary or business unit, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of Bexil, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant, provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

     (d) Taxes. Bexil is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Bexil Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable Bexil and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Bexil Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

     (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of Bexil's shareholders if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Bexil Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, subject to Section 10(c), without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, subject to Section 10(c), without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

     (f) Limitation on Rights Conferred under the Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of Bexil, (ii) interfering in any way with the right of Bexil to terminate any Eligible Person's or Participant's employment or service at any time,
          (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of Bexil unless and until the Participant is duly issued or transferred shares of Bexil Stock in accordance with the terms of an Award.

     (g) Unfunded Status of Awards, Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Bexil Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of Bexil; provided that the Committee may authorize the creation of trusts and deposit therein cash, Bexil Stock, other Awards or other property, or make other arrangements to meet Bexil's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

     (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of Bexil for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

     (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Bexil Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Maryland General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

     (k) Plan Effective Date and Shareholder Approval. The Plan was adopted by the Board on January 9, 2004, including all of the Non-Employee Directors, and will become effective upon approval of the Plan by the shareholders of Bexil. The Plan shall remain in effect until all Awards have been exercised or terminated under the terms of the Plan and applicable Award agreements; provided, however, that Awards under the Plan may be granted only within ten (10) years from the adoption of the Plan.

                                   PROXY CARD
                                BEXIL CORPORATION

This proxy is solicited by and on behalf of the Company's Board of Directors for the Special Meeting of Stockholders on [meeting date], and at any postponement or adjournment thereof.

The undersigned stockholder of Bexil Corporation (the "Company") hereby appoints Thomas B. Winmill and Monica Pelaez and each of them, the attorneys and proxies of the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders to be held at the American Stock Exchange, 86 Trinity Place, 14th Floor, New York, New York on [meeting date] at [8:30 a.m.], local time, and at any postponement or adjournment thereof ("Meeting") to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all of the powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the accompanying Proxy Statement and revokes any proxy heretofore given for the Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" the Bexil Corporation 2004 Incentive Compensation Plan and in any event in the discretion of the Proxy holder on any other matter that may properly come before the Meeting.

                (Continued and to be signed on the reverse side)



















              SPECIAL MEETING OF STOCKHOLDERS OF BEXIL CORPORATION
                                 [meeting date]

                 Please detach along perforated line and mail in
              the envelope provided Please date, sign and mail your
            proxy card in the envelope provided as soon as possible.

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]


     1.   To approve the Bexil Corporation 2004 Incentive Compensation Plan.

[   ]    FOR
[   ]    AGAINST
[   ]    ABSTAIN



                  Your vote is important!  Please sign and date the proxy/voting instructions card below and return it promptly in the enclosed postage-
            paid envelope or otherwise to Bexil Corporation c/o American Stock
         Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038 so that your shares can be represented at the Meeting. If no instructions are given on a proposal, the proxies will vote FOR the proposal,in accordance with the Company Board's recommendations.



To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder ___________Date:_____Signature of Stockholder ___________Date:_____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.